UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)    September 11, 2008

Disaboom Inc.
(Exact name of registrant as specified in charter)

Colorado	000-52558	20-5973352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7730 E. Belleview Avenue, Suite A-306 Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (720) 407-6530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        Disaboom Inc. (the “Company”) plans to hold its annual meeting of shareholders on November 5, 2008. On September 11, 2008 Dr. Glen House requested that he not be nominated to stand for reelection to the Company’s Board of Directors at the shareholders meeting. Dr. House did not cite any disagreement with management or Company practices or policies as the basis for his decision to not seek reelection. Instead, he cited personal reasons and time demands as the reason for his decision to not seek reelection to the Company’s Board of Directors. Dr. House will serve out the remainder of his term as a director and will continue to serve as the Company’s Chief Medical Officer.

        Also on September 11, 2008 Kevin Hall requested that he not be nominated to stand for reelection to the Company’s Board of Directors at the Company’s annual meeting of shareholders. Mr. Hall did not cite any disagreement with management or Company practices or policies as the basis for his decision to not seek reelection. Instead, Mr. Hall cited personal reasons for his decision to not seek reelection.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2008	Disaboom Inc. (Registrant) /s/ John Walpuck Name: John Walpuck Title: President and Chief Financial Officer